Exhibit 1

                              THE HOMESTATE GROUP

                             DECLARATION OF TRUST


     On the 26th day of August, 1992, Bruce E. Bowen, Scott L. Rehr, and H.J. Zoffer declare themselves to be trustees (the "Trustees") of a trust to be known as the HomeState Group (the "Fund"); and further declare that they and their successors as Trustees shall invest and reinvest all sums received in the Fund for the benefit of all shareholders of the Fund in accordance with the laws of the United States and of the Commonwealth of Pennsylvania, in trust, as follows:

     1.   PURPOSE

     The Fund is a Pennsylvania common law trust formed for the purpose of acting as an open-end, diversified management investment company of the series type under and pursuant to the Investment Company Act of 1940 (the "1940 Act"), except that an individual Series need not be diversified. It is hereby expressly declared that a common law trust and not a partnership is created hereby.

     2.   SERIES OF THE FUND

          A. The Fund shall initially be composed of one Series. Each Series will have separate investment objectives and policies, and shares of the Fund will be identified as being shares of one of the Series. Shares of each Series represent interests in that Series only, and will be entitled to all income and gains (or losses) and bear all of the expenses associated with the operations of that specific Series. Common expenses of the Fund will be allocated among all of the Series based upon the respective net assets of each Series.

           B. The initial Series of the Fund shall be the HomeState Pennsylvania Growth Fund ("HPGF").

                          (i) The investment objective of the HPGF will be long-term growth of capital through investments primarily in the common stock of companies with headquarters or significant operations in the Commonwealth of Pennsylvania.

                           (ii) The following investment policies and restrictions may not be changed without the approval of a majority of the shares of HPGF. For these purposes, a majority of the shares of HPGF is defined as the vote, at a special meeting of the shareholders of the HPGF duly called, of more than fifty percent (50%) of the HPGF's outstanding voting securities.

               The HPGF may not under any circumstances:

               (a) Purchase the securities of any issuer (other than obligations issued or guaranteed by the United States Government, its agencies or instrumentalities) if as a result more than five percent (5%) of the value of the HPGF's total assets at the time of such purchase would be invested in the securities of the issuer;
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               (b)  Invest more than fifteen percent (15%) of its total assets in any one industry;

               (c) Invest in, write, or sell put or call options, straddles, spreads or combinations thereof;

               (d) Borrow money, except from a bank. Such borrowing shall be permitted for temporary or emergency purposes only (to facilitate the meeting of redemption requests), and not for investment purposes. Such borrowing cannot exceed fifteen percent (15%) of the HPGF's current total assets, and will be repaid before any additional investments are purchased. The Fund will not purchase securities when borrowing exceeds five percent (5%) of total assets;

               (e) Pledge, mortgage or hypothecate assets, except to secure borrowings permitted by Item (d) above, and then only pledge securities not exceeding ten percent (10%) of the HPGF's total assets (at current value);

               (f)  Issue or sell senior securities;

               (g)  Make short sales;

               (h) Purchase securities on margin, except such short-term credits as may be necessary for the clearance of purchases and sales of securities;

               (i) Underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under certain federal securities laws;

               (j) Purchase or sell real estate, although it may purchase securities which are secured by or represent interests in real estate that are issued or backed by the United States Government, its agencies or instrumentalities;

               (k) Make loans, except by purchase of debt obligations in which the HPGF may invest in accordance with its investment policies, or except by entering into qualified repurchase agreements with respect to not more than twenty-five percent (25%) of its total assets (taken at current value).
                (l) Purchase or sell commodities, commodity contracts or futures contracts;

                (m) Purchase or hold the securities of any issuer if the officers or directors of the HPGF or its investment adviser (i) individually own more than one-half of one percent (0.5%) of the outstanding securities of the issuer, or (ii) collectively own more than five percent (5%) of the outstanding securities;

                (n) Acquire more than ten percent (10%) of the voting securities of any issuer; or make investments for the purpose of gaining control of a company's management;

                (o) Invest in the securities of other investment companies (excepting no-load, open-end money market mutual funds, and excepting the
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
     case of acquiring such companies through merger, consolidation or acquisition of assets). The HPGF will not invest more than ten percent (10%) of its total current assets in shares of other investment companies nor invest more than five percent (5%) of its total current assets in a single investment company.

          C. The assets and liabilities of each Series will be segregated on the Fund's books and records. The assets of each Series will be separately invested and reinvested without regard to the other Series.

           D. The shares of each Series will be entitled to vote as a separate class with respect to matters affecting that Series or as otherwise required by applicable law. Where not so required, the shares of all Series will vote together as a single class.

           E. The voting rights of each share of each Series will be identical to the rights of all other shares within that Series, and, with respect to matters affecting the Fund generally, identical to the rights of all other shares of the Fund. Each share of a Series will entitle the holder thereof to one vote (and a fractional share shall entitle the holder to a corresponding fractional vote). Shareholders shall not be entitled to cumulate votes and shall not have preemptive rights. Special meetings may be called by holders of at least 10% of the shares of (i) a singe Series, if the meeting relates to that Series, or (ii) the entire Fund, if the meeting relates to the Fund as a whole.

           F. The Trustees may create additional Series of the Fund at any time, each Series having such objectives, policies, terms and provisions as the Trustees, in their sole discretion, may determine, provided, however, that each Series must be consistent with the other provisions of this Declaration of Trust.

     3.   SHARES OF THE FUND

           Each investor in a Series of the Fund shall have a beneficial interest in such Series measured by the number of shares which he owns, and all shares shall be equal in value. The shares shall be fully paid and non-assessable when issued and have no preference as to conversion, exchange, dividends or retirement. The Fund shall be entitled to issue an unlimited number of shares. The Trustees may, from time to time, divide or combine the shares of any Series into a greater or lesser number of shares. An account will be maintained for each shareholder indicating the number of shares (including fractions) such shareholder owns. Certificates for shares shall not be issued unless specifically requested by a purchaser of shares.

     4.   VALUATION

                (a) DATE OF VALUATION: The Trustees will cause the assets of each Series of the Fund, together with accrued income, to be valued once on each Business Day as of the close of the New York Stock Exchange
     ("NYSE") and before any admission or withdrawal as of that day. A "Business Day" is defined as a day in which the NYSE is open for trading.

                (b) Method of Valuation: Valuation of the assets of each Series of the Fund will be made using a method which the Board of Trustees believes in good faith accurately reflects fair value and will include adjustment for incomplete settlements, for securities bought and sold, for accrued interest, for dividends receivable on stocks quoted ex dividend, and for reserves. Securities that are traded on an exchange or over-the-counter will be valued at market value according to the broadest and most representative market. Bonds and other fixed income securities may be valued on the basis of prices provided by a pricing service acceptable to the Trustees. Short-term investments may be valued at cost.

                (c) Net Asset Value Per Share: The net asset value per share of each share of each Series shall be determined by adding the value of the Series' securities and other assets, subtracting its liabilities, and dividing the result by the number of its shares outstanding at the close of business on each Business Day.

     5.   ADMISSIONS AND WITHDRAWALS

                (a) Admissions: A person may, with the consent of and in accordance with guidelines established from time to time by the Trustees, acquire shares of a Series as of any day by tendering to the Trustees or their agent before the close of business on such day a sum equal to the net asset value per share of the requested Series as of the close of business that day.

                (b) Withdrawals: A shareholder may withdraw shares as of any day if he has given the Trustees or their agent notice not later than the close of business that day of his intention to do so. Such notice shall be given in the manner and form prescribed by the Trustees, and may include withdrawals pursuant to check writing plans authorized by the Trustees from time to time. For each share withdrawn, the Custodian shall mail to the shareholder within seven (7) days thereafter a check representing the net asset value of each share withdrawn as of that day, less any transaction charge that may then be in effect.

     6.   TRANSFER OF SHARES

           Shares in the Fund may be transferred in accordance with such reasonable rules and regulations as may be adopted by the Trustee from time to time, which rules may be different for certificated and non-certificated shares. Shareholders will be permitted to exchange shares between Series by giving such notice as the Trustees may from time to time require. Replacement of lost or destroyed certificates will be subject to such rules as the Trustees may deem necessary and proper.

     7.   INCOME DISTRIBUTION

           A. Dividends declared will be accrued and credited to each shareholder's account daily at such other times as the Trustees may determine in accordance with law. Net capital gains will be distributed at such times as the Trustees may determine in accordance with law. All capital gains and dividends will be automatically reinvested in additional shares of the same Series at the net asset value per share unless the shareholder has specified he wants dividends and/or capital gains paid to him in cash.

           B. Shareholders who have elected to receive net capital gains and/or dividends in cash will receive payments of such amounts due them, if any, monthly (with respect to dividends) and annually (with respect to capital gains), or at such other times established by the Trustees.
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
     8.   CUSTODIAN

          The Trustees shall, at all times, employ a bank, a trust company, or a bank and trust company as Custodian of the Fund. The Custodian shall receive, hold, and disburse all securities and cash of the Fund and the Trustees shall not, themselves, receive, hold, or disburse any such securities or cash. The Custodian shall perform such other services with respect to recordkeeping, valuation, and other matters pertaining to the Fund as the Trustees and Custodian shall agree.

     9.   APPOINTMENT OF ACCOUNTANT

          The Trustees shall from time to time select an independent certified public accountant who will annually prepare a financial statement of the Fund as required by law. The holders of record of not less than two-thirds of the outstanding shares of the Fund may have the appointed accountant removed by filing a declaration with the Custodian or by a vote at a meeting called for such purpose. The Trustees shall promptly call a meeting of shareholders for the purpose of voting upon the removal of such accountant when requested in writing by holders of at least 10% of the Fund's outstanding shares.

     10.  APPOINTMENT, RESIGNATION, AND REMOVAL OF TRUSTEES

                (a) Number of Trustees: The number of Trustees shall not be less than three (3) and not more than twelve (12), the exact number to be set from time to time by the action of the Trustees or by a vote of the holders of a majority of the outstanding shares.

                (b) Initial Appointment: All of the Trustees named in this Declaration of Trust, and all Trustees subsequently appointed or elected in accordance with this Declaration of Trust, shall serve until their successors have been elected and qualified, they resign, or they are removed in accordance with the provisions of this Declaration of Trust.

                (c) Resignation, Removal, and Death: A majority of the Trustees may, at any time, accept the written resignation of another Trustee or may remove him from office by written notice to him and to the Custodian. In addition, the holders of record of not less than two-thirds of the outstanding shares of the Fund may have a trustee removed by filling a declaration with the Custodian or by a vote at a meeting called for such purpose. The Trustees shall promptly call a meeting of shareholders for the purpose of voting upon removal of such Trustee(s) when requested in writing by holders of at least 10% of the Fund's outstanding shares. Pending the filling of any vacancy or vacancies caused by death, resignation, or removal, the remaining Trustee or Trustees shall have all the powers and duties of the whole number of Trustees.

               (d) Filling Vacancies: If a vacancy occurs in the office of a Trustee for any reason, including an increase in the number of Trustees, the other Trustees shall by written notice delivered to the Custodian appoint a Trustee to fill the vacancy and will promptly notify the shareholders that they have done so, subject to the provisions of Section 16(a) of the 1940 Act. The agreement to be entered into with the Custodian will provide that, if at any time the Custodian decides that there is no Trustee available or able to serve, it will call a meeting of the shareholders to elect at least three (3) Trustees.
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
                (e) Acceptance by Trustees: Any person appointed to the office of Trustee will execute and file with the Custodian a writing agreeing to the terms and conditions of this Declaration of Trust, but this provision shall not apply to reappointments and reelections of Trustees.

     11.  POWERS OF TRUSTEES

           In addition to any other powers herein expressly or impliedly given to them, and in addition to such powers as may be vested in the Trustees by applicable law, the Trustees shall have the power, in their discretion:

                (a) To cause the principal of each Series of the Fund to be invested and reinvested in bonds, notes, stocks, and other securities, within the investment objective and policies of each particular Series, except for a reasonable amount which may be kept in cash, without being confined to legal investments as defined under Pennsylvania law, but subject to the provisions of the 1940 Act relating to the diversification of investments of diversified management companies, the rules and regulations of the Securities and Exchange Commission pursuant to such Act as well as other federal law pertinent thereto, and other provisions and limitations contained in this Declaration of Trust, and to do anything required for the protection of any investments;

                (b) To employ and remove the Custodian of the Fund, counsel, an independent certified public accountant, a distributor, transfer agent, pricing agent, and employees and officers of the Fund, and such other persons as shall be required for the proper administration of the Fund, such persons to have such duties, responsibilities, and authority with respect to the Fund as the Trustee may determine, except that the Trustees shall not have the power to employ an independent certified public accountant rejected by the shareholders of the Fund;

                (c)  To employ and remove investment advisor(s) with whom  the
     Trustees shall enter into written contracts setting forth all compensatory arrangements and other matters agreed upon between the Trustees and such investment advisor(s);

                (d) To cause the Custodian to pay from the Fund all proper charges against it, and, in their discretion, to make proper reserves for such charges, including, without limitation: taxes; commissions and other expenses in connection with the purchase and sale of securities held by the Fund; the compensation of the Trustees, officers and employees of the Fund, of the Investment Advisor, of the Distributor of the Fund's shares, of the Custodian, of counsel, and of the independent certified public accountant; premiums on the fidelity bond of the Trustees; fees paid to the Securities and Exchange Commission and other regulatory agencies; costs of transfer and registration of new and transferred certificates; costs for the purchase, printing, or for the mailing of, share certificates of the Fund, periodic reports to shareholders of the Fund, notices to shareholders of the Fund, proxies and proxy material; amounts required to effectuate the indemnification of the Trustees and others and of those who have ceased to be Trustees as provided herein; and any other sums necessary for the proper conduct of the Fund;

                (e) To allocate any such charge to principal or to income or partly to each;
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
               (f) To allocate stock dividends and extraordinary dividends to principal or to income or partly to each;

                (g) To delegate in writing to one or more of the Trustees and at any time to assume any or all of the powers of the full Board of Trustees, including discretionary powers, except that the following powers may not be so delegated: the powers to appoint or remove a Trustee, to employ or remove a Custodian or an independent certified public accountant, to liquidate the Fund or to amend this Declaration of Trust;

                (h) To advance cash from the principal account of the Fund to the income account and vice versa; and

                (k) Generally, except as herein restricted, to do anything with respect to the property of the Fund that an absolute owner could do, subject to the duty of acting only for the benefit of the shareholders.

     12.  GENERAL RESTRICTIONS ON POWERS

                (a) No person or organization having a contract to furnish or furnishing managerial, supervisory, distributing, underwriting, or investment advisory services to the Fund shall receive any commission, fee, or other payment or otherwise profit directly or indirectly from sales or purchases by the Fund of securities, provided, however, that nothing in this paragraph shall prevent or prohibit payment of a fee to any person for services rendered to the Fund.

                (b) The Trustees shall not cause the Fund to make investments in violation of the 1940 Act or any regulations of the Securities and Exchange Commission adopted pursuant thereto, or in contravention of the provisions of the Internal Revenue Code of 1986, as amended, with respect to regulated investment companies.

     13.  LIMITATION OF LIABILITY AND INDEMNIFICATION

                (a) LIMITATION OF TRUSTEE LIABILITY. Every act or thing done or omitted, and every power exercised or obligation incurred by the
     Trustees or any of them in the administration of this Fund or in connection with any affairs, property, or concerns of the Fund, whether ostensibly in their own names or in their Fund capacity, shall be done, omitted, exercised or incurred by them as Trustees and not as individuals; and every person contracting or dealing with the Trustees or having any debt, claim, or judgment against them or any of them shall look only to the assets of the Fund for payment or satisfaction. No Trustee or Trustees of the Fund shall ever be personally liable for or on account of any contract, debt, tort, claim, damage, judgment, or decree arising out of or connected with the administration or preservation of the Fund estate or the conduct of any other affairs of the Fund.

               It is the intention of this Section 13(a) that no Trustee shall be subject to any personal liability whatsoever to any person for errors of judgment, mistakes of fact or law, or any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) and that all persons shall look solely to the Fund assets for satisfaction of claims of any nature arising in connection with the affairs of the Fund; except that nothing in this Declaration of Trust shall protect any Trustee from any liability to the Fund or its shareholders to which he would otherwise be subject by reason of willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

                (b) Indemnification of Trustees, Officers and Employees. The Fund shall indemnify each of its Trustees against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit, or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while as a Trustee or thereafter, by reason of his being or having been such a Trustee; except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith or reckless disregard of his duties, or with willful misconduct or gross negligence. The rights accruing to any person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided, however, that no person may satisfy any right of indemnity or reimbursement except out of the property of the Fund.

                The Trustees shall have the power, but not the duty, in their sole discretion, to indemnify officers and employees of the Fund to the same extent that Trustees are entitled to indemnification pursuant to this Section 13(b).

                In addition to such rights of indemnification as may be provided hereunder, the Trustees may purchase insurance against the risk of liability imposed against Trustees, officers, or employees by reason of their services on behalf of the Fund.

                (c) Reliance on Experts, Etc. Each Trustee, officer, and representative of the Fund shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Fund, upon an opinion of counsel satisfactory to the Fund, or upon reports made to the Fund by any of its officers, representatives, or employees or by the investment advisor, the principal underwriter, selected dealers, accountants, appraisers, or other experts or consultants selected with reasonable care by the Trustees or officers of the Fund, regardless of whether such counsel or expert may also be a Trustee.

                (d) Limitation of Shareholder Liability. Shareholders shall not be subject to any personal liability for the acts or obligations of the Fund and notice of this disclaimer shall be given in each agreement, obligation or instrument entered into or executed by the Fund or the Trustees. The Trustees shall have no power to bind any shareholder personally or to call upon any shareholder for the payment of any sum of money or assessment whatsoever other than such as the shareholder may at any time personally agree to pay by way of subscription to any shares or otherwise.

                (e) Indemnification of Shareholders. In case any shareholder or former shareholder shall be held to be personally liable solely by reason of his being or having been a shareholder and not because of his acts or omissions or for some other reason, the shareholder or former shareholder (or his heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Fund's assets to be held harmless from and indemnified against all loss and expense arising from such liability. The Fund shall, upon request by the shareholder, assume the defense of any claim made against any shareholder for any act or obligation of the Fund and satisfy any judgment thereon.

     14.  COMPENSATION OF TRUSTEES

           Each Trustee who shall be affiliated with the Fund's investment advisor or the fund's legal counsel or who shall be an officer or employee of the Fund shall serve without compensation, and each Trustee who is not so affiliated shall be compensated as determined from time to time by the Trustees.

     15.  TAXES

          The Trustees will pay from the Fund any tax assessed with respect to the Fund or any asset of it or the income from it, and shall, in their discretion, charge this tax to income or to principal, or partly to both.

     16.  REPORTS

           The Trustees will send to each shareholder, at least semi-annually, a report of the Fund, containing information and financial statements required by law, and they will send to each shareholder, from time to time, the information required for preparation of individual income tax returns.

     17.  NOTICES

           Any notice or report provided for herein shall be considered as given to each shareholder if mailed to him at the address appearing on the Transfer Agent's records for the distribution of income, with first-class postage affixed.

     18.  TERMINATION

           The Fund will continue without limitation of time, provided however that:
          1) Subject to the majority vote of the holders of shares of any Series of the Fund outstanding, the Trustees may sell or convert the assets of such Series to another investment company in exchange for shares of such investment company and distribute such shares ratably among the shareholders of such Series;

          2) Subject to the majority vote of shares of any Series of the Fund outstanding, the Trustees may sell and convert into money the assets of such Series and distribute such assets ratably among the shareholders of such Series; and

          3) Without the approval of the shareholders of any Series, unless otherwise required by law, the Trustees may combine the assets of any two or more Series into a single Series so long as such combination will not have a material adverse effect upon the shareholders of such Series.
                                       9
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          Upon completion of the distribution of the remaining proceeds or the remaining assets of any Series as provided in paragraphs 1), 2), and 3) above, the Fund shall terminate as to that Series and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be canceled and discharged.

	19.  PERSONS DEALING WITH TRUSTEES

           Anyone dealing with the Trustees shall be entitled to rely upon the written or oral statement of any one or more of the Trustees to whom authority has been delegated to act on behalf of all the Trustees, or upon his or their representation that such authority has been delegated to him or them.

     20.  AMENDMENTS

           This Declaration of Trust may be amended from time to time by all the Trustees with the written consent of the holders of a majority of the outstanding shares or with the consent of such holders voting in person or by proxy at a meeting called to pass upon such amendment; but no amendment shall give any share preference over any other share. An amendment shall be effective upon delivery of an appropriate writing to the Custodian, notice of which will then be given immediately to all the shareholders.

     21.  SITUS OF TRUST

     The situs of this Fund shall be East Lampeter Township, Lancaster County, Pennsylvania and this Declaration of Trust shall be governed and controlled by the laws and statutes of the Commonwealth of Pennsylvania.

     22.  MISCELLANEOUS

                (a) Close of Business. As used in this Declaration of Trust, the phrase "close of business," whether with respect to determining net asset value per share, effecting purchases or redemptions of shares, or any other purpose, shall be deemed to mean the close of business of the New York Stock Exchange on the applicable day unless the Trustees specify another time.

                (b) Other Capacities. Any Trustee, officer, representative, employee, or agent of the Fund, including any investment advisor, distributor, custodian, or transfer agent, may serve in multiple capacities for the Fund, and may engage in other business activities in addition to his or its services on behalf of the Fund, provided, however, that any such business activities not related to the Fund do not interfere with the performance of such person's responsibilities and duties for or on behalf of the Fund.

               (c)  Conformance with Law.  This Fund has been created to be an investment company under the 1940 Act. To the extent that any provision of this Declaration of Trust is inconsistent with the 1940 Act or any regulation thereunder, the regulated investment company provisions of the Internal Revenue Code of 1986 or any regulation thereunder, or with other applicable laws or regulations, such inconsistent provision of this Declaration of Trust shall be deemed to be amended to so be consistent, or deemed to be severed from this Declaration of Trust, as appropriate, without any action by the Trustees or shareholders. Notwithstanding the foregoing, Section 13 of this Declaration of Trust shall not be affected in any manner that would increase the liability of Trustees or shareholders or decrease the indemnification available to such persons.

               (d) Actions by Written Consent; Telephonic Meetings. Any action that may be taken by the Trustees may be taken by a writing signed by all of them. Trustees may participate in meetings by means of a conference telephone or other similar equipment pursuant to which each person participating in the meeting may hear all other persons participating.

     IN WITNESS WHEREOF, the undersigned Trustees have signed their names and affixed their seals the day and year first above written.


                                                  /S/ BRUCE E. BOWEN   (SEAL)
                                                        Bruce E. Bowen

                                                  /S/ SCOTT L. REHR    (SEAL)
                                                        Scott L. Rehr

                                                  /S/ H. J. ZOFFER     (SEAL)
                                                        H. J. Zoffer

                                      11
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                              THE HOMESTATE GROUP

                           Pennsylvania Growth Fund

                            Joinder of New Trustees


     WHEREAS, the undersigned, Kenneth G. Mertz, II and Scott C. Penwell desire
     to become and serve as Trustees of The HomeState Group (the "Fund");   and

     WHEREAS, on August 26, 1992, the Trustees of the Fund, pursuant to the Fund'sorganization, adopted, approved, executed, ratified and joined the following, all of which the undersigned have reviewed (the "Organizational Actions"):

     1.   A consent to act as Trustee of the Fund:

     2.   Organizational Resolutions;

     3.   A uniform resolution for filing with state securities commissions;

     4. An authorization of Scott L. Rehr to make written and oral instructions on behalf of the Fund;

     5.   A determination of a charitable contribution policy;

     6.   Execution of the Declaration of Trust; and

     7.   Execution of the Fund's registration statement on Form N-1A.

     NOW THEREFORE, BE IT RESOLVED, that the undersigned hereby join in, adopt, approve, ratify, and where appropriate execute the Organizational Actions as if the undersigned were present at the organizational meeting of the Trustees held on August 26, 1992.

     IN WITNESS WHEREOF, we set forth our hands and seals this 31st day of August, 1992.

                                             /S/ KENNETH G. MERTZ, II (SEAL)
                                                   Kenneth G. Mertz, II

                                             /S/ SCOTT C. PENWELL (SEAL)
                                                   Scott C. Penwell

                              THE HOMESTATE GROUP

                             DECLARATION OF TRUST

                                  ADDENDUM 1

                      HOMESTATE SELECT OPPORTUNITIES FUND



     On the 21st day of November, 1996, pursuant to Section 2(f) of the Declaration of Trust (the "Declaration of Trust") of the HomeState Group (the "Fund"), the trustees of the Trust (the "Trustees") created an additional Series of the Fund, to be known hereafter as the HomeState Select Opportunities Fund ("HSOF"). With respect to HSOF, the Trustees further determined:


FUNDAMENTAL INVESTMENT RESTRICTIONS:

     HSOF may not:

          (1) Invest more than 25% of the value of its assets in the equity or debt of one issuer (other than obligations issued or guaranteed by the U.S. Government), nor, in respect of at least 50% of its assets, invest more than 5% of the value of its assets in the equity or debt of one issuer (other than obligations issued or guaranteed by the U.S. Government).

          (2)  Invest more than 25% of total assets in one industry.

          (3) Issue or sell senior securities, subject to policy (a) below (relating to the ability to borrow money for certain purposes);

          (4) Underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under certain federal securities laws;

          (5) Purchase or sell real estate, although it may purchase securities which are secured by or represent interests in real estate that are issued or backed by the United States Government, its agencies or instrumentalities;

          (6) Make loan, except by purchase of debt obligations in which the HSOF may invest in accordance with its investment policies, or except by entering into qualified repurchase agreements with respect to not more than twenty-five percent (25%) of its total assets (taken at current value);

          (7) Purchase or hold the securities of any issuer if the officers or directors of HSOF or its investment adviser (i) individually own more than one-half of one percent (0.5%) of the outstanding securities of the issuer, or (ii) collectively own more than five percent (5%) of the outstanding securities;

          (8) Acquire more than ten percent (10%) of the voting securities of any issuer; or make investments for the purpose of gaining control of a company's management;

          (9) Invest in the securities of other investment companies (excepting no-load, open-end money market mutual funds, and excepting the case of acquiring such companies through merger, consolidation or acquisition of assets). HSOF will not invest more than ten percent (10%) of its total current assets in shares of other investment companies nor invest more than five percent (5%) of its total current assets in a single investment company. When investing in a money market mutual fund, HSOF will incur duplicate fees and expenses; and

		  (10)   May not borrow money,except from a bank, or for  purposes  of purchasing securities on margin (provided that  such  purchases  may not exceed 120% of total assets taken  at current value.

INVESTMENT POLICIES (WHICH MAY BE CHANGED BY HSOF'S BOARD OF TRUSTEES):

          (a)  Will not invest in foreign currencies or foreign options;

          (b) Will not invest more than 15% of total assets (taken at current value) in illiquid securities (including illiquid equity securities, repurchase agreements and time deposits with maturities or notice periods of more than 7 days, and other securities which are not readily marketable, including securities subject to legal or contractual restrictions on resale);

          (c) Will not issue long-term debt securities (except pursuant to policy (a) above relating to borrowing for certain purposes;

          (d) Will not invest more than ten percent (10%) of its total assets (at current value) in repurchase agreements, and will not invest in repurchase agreements maturing in more than seven days;

          (e) May invest its cash for temporary purposes in commercial paper, certificates of deposit, money market mutual funds, repurchase agreements (as set forth in Item g above) or other appropriate short-term investments;

          (f) May invest in securities convertible into common stock, but only when HSOF's investment adviser believes the expected total return of such a security exceeds the expected total return of common stocks eligible for investment;

          (g) Will maintain its portfolio turnover rate at a percentage consistent with its investment objective of long-term appreciation of capital. HSOF will not engage primarily in trading for short-term profits, but it may from time to time make investments for short-term purposes when such trading is believed by HSOF's Adviser to be desirable and consistent with a sound investment policy. HSOF may dispose of securities whenever the Adviser deems advisable without regard to the length of time held. HSOF is not expected to exceed a portfolio turnover rate of 150% on an annual basis.

          (h) May engage in options strategies. HSOF will either: (i) set aside cash, U.S. Government or other liquid, high-grade debt securities in a segregated account with HSOF's custodian in the prescribed amount; or (ii) hold securities or other options or futures contracts whose values are expected to offset ("cover") its obligations thereunder. Securities, currencies or other options or futures contracts used for cover cannot be sold or closed out while the strategy is outstanding, unless they are replaced with similar assets;

          (i) May not write put or call options having aggregate exercise prices greater than 25% of HSOF's net assets, except with respect to options attached to or acquired with or traded together with their underlying securities and securities that incorporate features similar to options; and

          (j)  May make short sales.


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